Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Amplify Snack Brands, Inc. for the quarterly period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas Ennis, as Chief Executive Officer of Amplify Snack Brands, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Amplify Snack Brands, Inc.

Date: November 16, 2015	By:	/s/ Thomas Ennis
Thomas Ennis
Chief Executive Officer (Principal Executive Officer)